UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A press release announcing the pricing of the Offering (as defined below) is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On May 10, 2012, Unitil Corporation (“Unitil”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale of 2,400,000 shares of Unitil’s common stock, no par value (the “Common Stock”), at a public offering price of $25.25 per share (the “Offering”). Unitil also granted the Underwriters a 30-day option (from the date of the Underwriting Agreement) to purchase up to an additional 360,000 shares of Common Stock to cover any over-allotments (the “Over-Allotment”).

The Offering is scheduled to close on May 16, 2012. Unitil will use the net proceeds from the Offering and the net proceeds from any Over-Allotment to make equity capital contributions to Unitil’s regulated utility subsidiaries, to repay short-term debt and for general corporate purposes.

The Common Stock is being offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-180316) filed with the U.S. Securities and Exchange Commission (the “Commission”). The terms of the Common Stock are set forth in the prospectus filed May 11, 2012 with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2012 between Unitil Corporation and RBC Capital Markets, LLC, for themselves and as representative of the several underwriters named therein.

5.1	Opinion of Gary Epler.

99.1	Press Release dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer, and Treasurer

Date: May 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2012 between Unitil Corporation and RBC Capital Markets, LLC, for themselves and as representative of the several underwriters named therein.

5.1	Opinion of Gary Epler.

99.1	Press Release dated May 10, 2012.